Exhibit 10.8

TRI-PARTY ENHANCED AOT AGREEMENT

This Agreement is made by and among E-Loan, Inc., [*] ("Originator"), Wells Fargo Home Mortgage, Inc., [*] ("Direct Seller"), and the Federal Home Loan Mortgage Corporation, ("Freddie Mac") this 22nd day of May, 2001 (the "Agreement").

RECITALS

(A) Originator and Freddie Mac desire to enter into a special Master Commitment (the "Originator MC") which contains certain terms and conditions pursuant to which Originator may originate Mortgages eligible for purchase by Freddie Mac ("Originator Mortgages");

(B) Originator and Direct Seller desire to enter into the Wells Fargo Funding Loan Purchase Agreement pursuant to which Direct Seller will purchase the Originator Mortgages from Originator and sell such Mortgages to Freddie Mac;

(C) Direct Seller and Freddie Mac desire to enter into a special Master Commitment (the "Direct Seller MC") which contains certain terms and conditions pursuant to which Direct Seller shall sell the Originator Mortgages to Freddie Mac;

(D) Originator desires to assign certain of its rights under the Originator MC to Direct Seller so that Direct Seller may incorporate the Required Spreads and other terms as necessary, into the Direct Seller MC and use the combined terms and conditions from both the Originator MC and the Direct Seller MC to sell the Originator Mortgages to Freddie Mac; and

(E) Originator, Direct Seller and Freddie Mac are all willing to participate in Freddie Mac's Enhanced AOT offering subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

  The Recitals are true and correct.

  Originator hereby assigns certain of its rights under the Originator MC to Direct Seller so that Direct Seller may incorporate the Required Spreads (and other terms as necessary) from the Originator MC into the Direct Seller MC and sell the Originator Mortgages to Freddie Mac under the Direct Seller MC and Direct Seller's Seller/Servicer number. Notwithstanding the immediately preceding sentence, Originator expressly reserves the right to agree to amendments to Originator's Purchase Documents, from time to time. Originator and Direct Seller also agree that this Agreement shall be incorporated into and become part of the Originator MC, or related Originator's Master Agreement, and Direct Seller's MC.

  Direct Seller hereby accepts such assignment from Originator and agrees that Direct Seller shall sell all Originator Mortgages it purchases from Originator to Freddie Mac under the Direct Seller MC, as supplemented by the Required Spreads (and other terms as necessary) incorporated from the Originator MC;

  Direct Seller acknowledges and agrees that Originator has reserved the right to agree to amendments to Originator's Purchase Documents, from time to time.

  Freddie Mac hereby gives its consent to the assignment by Originator to Direct Seller; provided that, (i) Originator and Direct Seller comply with all of the requirements of this Agreement and the applicable Purchase Documents, and (ii) Originator and Direct Seller acknowledge and agree that Freddie Mac reserves the right to revoke its consent to the assignment at any time and in its sole discretion.

  Originator and Direct Seller agree that Originator shall notify Direct Seller of any amendment to Originator's Purchase Documents prior to its execution of any amendment to Originator's Purchase Documents. Direct Seller acknowledges and agrees that, (i) Freddie Mac has no duty or obligation to notify Direct Seller of any amendment to Originator's Purchase Documents, (ii) Originator shall be Direct Seller's agent for purposes of receiving notice of any such amendment to Originator's Purchase Documents, (iii) Direct Seller shall be deemed to have notice of and be bound by any amendment to the Originator's Purchase Documents, and (iv) all Originator Mortgages delivered and sold by Direct Seller on or after the effective date of any such amendment shall comply with the Originator's Purchase Documents, as amended. With respect to any such amendment to the Originator's Purchase Documents, Originator represents and warrants that it has notified and, if required under the Wells Fargo Funding Loan Purchase Agreement, received approval of the terms and conditions of the amendment from Direct Seller.

  Without changing the Originator's duty to notify Direct Seller as set forth in the immediately preceding paragraph 6, Originator agrees that Freddie Mac may, as a courtesy to Direct Seller, but not as a duty or obligation, electronically transmit via the internet to Direct Seller's email address set forth below an unsigned copy of any such amendment to the Special Master Commitment(s) or Originator's other Purchase Documents. Freddie Mac shall not be responsible for the failure of any telecommunications company or cable company to properly, accurately and promptly transmit any such email.

  Direct Seller represents, warrants and covenants that (i) as of the Delivery Date and through and including the Settlement Date, Direct Seller shall be the sole owner of the Originator Mortgages delivered to Freddie Mac and (ii) all such Mortgages are free and clear of any and all security interests, claims and encumbrances of any other party including, but not limited to, the Originator.

  Direct Seller agrees that it shall, (i) as of the Settlement Date, convey and transfer to Freddie Mac all of Direct Seller's right, title and interest in the Originator Mortgages delivered to Freddie Mac, and (ii) on and after the Settlement Date, service the Originator Mortgages.

  Originator acknowledges and agrees that Originator has received from Direct Seller the reasonably equivalent value of and the fair consideration for the Originator Mortgages and Originator has no right, title or interest in the Originator Mortgages or the servicing rights to such Mortgages.

  Originator represents and warrants to Direct Seller and their successor and/or assign that all Originator Mortgages comply with all of Freddie Mac's requirements in Originator's Purchase Documents including, but not limited to, requirements regarding loan documentation, legal enforceability, first lien priority status, the Borrower's income and credit qualifications, the Borrower's source and amount of downpayment, the value and acceptability of the collateral and overall Mortgage eligibility. Originator represents and warrants to Direct Seller that, with respect to each mortgage sold to Direct Seller under the Wells Fargo Funding Loan Purchase Agreement, the Originator has provided Direct Seller with all data, information and detail necessary to process the delivery of the mortgage to Freddie Mac. Such data, information and detail shall include, but not be limited to, those items described in Chapter 17 of the Freddie Mac Single-Family Seller/Servicer Guide.

  Originator and Direct Seller acknowledge and agree that Freddie Mac's purchase of the Originator Mortgages from Direct Seller shall be in complete mliance upon Originator's representations and warranties in the immediately preceding paragraph 11. Originator agrees that Freddie Mac, as the assignee of Direct Seller, shall have the right to pursue its remedies under Originator's Purchase Documents directly against Originator. Furthermore, Originator agrees that Freddie Mac (i) is the intended beneficiary of Originator's representations and warranties under the Originator's Purchase Documents and this Agreement and (ii) shall not be required to first pursue any remedies for misrepresentation or breach of warranty against Direct Seller before pursuing its rights and remedies against Originator. Originator also agrees that Freddie Mac's rights as an intended beneficiary of Originator's representations and warranties shall vest on the Settlement Date.

  In the event Freddie Mac determines that any representation by Originator is untrue or that any of Originator's warranties have been breached, Freddie Mac will pursue its remedies under the Purchase Documents directly against Originator. Originator and Freddie Mac acknowledge and agree that Freddie Mac will not hold Direct Seller responsible for any misrepresentation or breach of warranty by Originator with respect to any Originator Mortgage regarding loan documentation, legal enforceability, first lien priority status, the Borrower's income and credit qualifications, the Borrower's source and amount of downpayment, the value and acceptability of the collateral or overall Mortgage eligibility. To accommodate Freddie Mac quality control reviews, Originator agrees to retain copies of the origination file of each Originator Mortgage for a period of 12 months after the Originator Mortgage's origination date, or the amount of time required by law or regulation, whichever is greater.

  Originator, Direct Seller and Freddie Mac agree that as of the Settlement Date:

  (i) Originator shall be solely responsible for all representations, warranties, covenants and requirements under the Originator's Purchase Documents with respect to loan documentation, legal enforceability, first lien priority status, the Borrower's income and credit qualifications, the Borrower's source and amount of downpayment, the value and acceptability of the collateral and the overall eligibility of each Originator Mortgage. Notwithstanding any provision of the Originator Purchase Documents to the contrary, Originator shall remain solely responsible for all such representations-,warranties, covenants and requirements until Freddie Mac specifically and expressly releases Originator in writing;

  (ii) Direct Seller shall be fully responsible for, (A) all representations, warranties, covenants and requirements regarding the delivery of Mortgage loan documents and loan data, Note endorsements, and mortgage file contents under the Direct Seller's Purchase Documents and (B) the representations, warranties and covenants made hereunder; and

  (iii) Direct Seller shall be fully responsible for, (A) all servicing representations, warranties, covenants and requirements under the Direct Seller's Purchase Documents and (B) the representations, warranties and covenants made hereunder.

  In the event of a transfer of servicing of any Originator Mortgages, (i) Originator shall continue to be fully and solely responsible for all representations, warranties, covenants and requirements under the Originator's Purchase Documents with respect to the loan documentation, legal enforceability, first lim priority status, the Borrower's income and credit qualifications, the Borrower's source and amount of downpayment, the value and acceptability of the collateral and the overall eligibility of each Originator Mortgage until Freddie Mac specifically and expressly releases Originator in writing, notwithstanding any provision of the Guide, Form 960, Form 981 or other Originator Purchase Documents to the contrary; and (ii) the servicing transferor shall be released from the servicing representations, warranties, covenants and requirements in accordance with Freddie Mac's Guide requirements.

  Notwithstanding anything contained in this Agreement or the Originator Purchase Documents to the contrary, the Servicer of the Originator Mortgages will always be solely responsible for providing Freddie Mac's Quality Control Department with mortgage loan files in accordance with the Guide requirements.

  The parties hereto agree that capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Freddie Mac Single-Family Seller/Servicer Guide, as amended and supplemented by Freddie Mac Sellers' and Servicers' Bulletins published prior to the date of the Master Agreement. References to chapters or sections of the Guide shall be deemed to be references to such chapters or sections as Enhanced by Freddie Mac Sellers' and Servicers' Bulletins.

  In the event that (i) Originator and Direct Seller fail to comply with the provisions of this Attachment, or (ii) there is a breach of warranty or a representation made under this Agreement or other applicable Purchase Documents is determined to be untrue, Freddie Mac may, at its option and in its sole discretion, exercise any of its remedies at law or under the applicable Purchase Documents, including, but not limited to, the right to terminate a parties Master Agreement and any Master Commitments issued thereunder upon written notice to the affected party.

  This Agreement will terminate upon the earlier of (i) 90 days from written notice to the parties by Freddie Mac, or (ii) the termination dates contained in the Originator's Master Agreement incorporating this Agreement.

  Notices shall be sent, faxed or electronically transmitted as follows:

(a) To Originator:
Mr. Steve Majerus
Vice President
E-Loan, Inc.
5875 Arnold Road Dublin, CA 94568
(b) To Direct Seller:
Ms. Mary Blue
Senior Vice President
Wells Fargo Home Mortgage, Inc.
100 South 5th Street Minneapolis, MN 55402
(c) To Freddie Mac:
Mr. Brian Swan
Director of Customer Services
Freddie Mac
333 West Wacker, Suite 2500
Chicago, IL 60606

  Originator and Direct Seller agree that the terms of this Agreement are hereby deemed to be "confidential information" as described in Section 2.16 of the Guide and further agree to comply with the confidentiality requirements set forth therein.

  Originator and Direct Seller hereby indemnify and hold Freddie Mac harmless from and against any damages, liabilities, judgments, claims, counterclaims or defenses to which Freddie Mac may become subject, which arise out of or occur in connection this Agreement.

IN WITNESS WHEREOF, Originator, Direct Seller and Freddie Mac have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By: /s/ Brian L. Swan
Brian L. Swan
Director of Customer Services

E-LOANS, INC.

By: /s/ Steven M. Majerus
Type Name: V.P. Secondary Marketing
Title: V.P. Secondary Marketing
Date: 5/23/01

WELLS FARGO HOME MORTGAGE, INC.

By: /s/ Mary Blue
Type Name: Mary Blue
Title: Senior Vice President
Date: June 15, 2001